UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2024

Cohu, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2024, Cohu, Inc. (the “Company) and Thomas D. Kampfer, Senior Vice President Corporate Development, General Counsel and Secretary of the Company agreed that Mr. Kampfer would transition to a part-time role with the Company effective July 15, 2024. Mr. Kampfer will reduce his time to 60% and focus his responsibilities as Senior Vice President Corporate Development, reporting to Mr. Luis A. Müller, President and Chief Executive Officer of the Company. Mr. Kampfer will no longer be deemed an executive officer of the Company as of July 15, 2024. Consistent with the Company’s succession plan, Mr. Kampfer’s legal and corporate secretary duties will be assumed by Ms. Emily R. Lough, presently Vice President, Assistant General Counsel and Assistant Secretary. Ms. Lough joined the Company in October 2023.

In connection with his part-time position, Mr. Kampfer’s annual base salary will be reduced by 40% from the present level of $405,000 to $243,000. His annual participation under the Company’s short-term incentive plan will be pro-rated to account for his part-time service. Other material terms of his employment, including remaining eligible for continued vesting of outstanding unvested equity awards, will remain unchanged and as described in the Company’s definitive proxy statement for the 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on April 22, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

June 28, 2024	By:	/s/ Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: Senior VP Finance and Chief Financial Officer